UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

__________

FORM 8-K
__________

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2008

MEGA MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-28881	88-0403762
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

MEGA MEDIA GROUP, INC.
(Address of principal executive offices)

1122 Coney Island Avenue, Brooklyn, NY	11235
(Address of principal agent offices)	(Zip Code)

Registrant’s telephone number, including area code:	(718) 947-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 18, 2008, the Mega Media Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Golden Gate Investors, Inc. (the “Investor”).  The aggregate purchase price was $1,500,000 and the investment was as follows:

The Securities Purchase Agreement includes four tranches.  The first tranche consists of a 7.00% convertible debenture (the “Debenture”) issued by the Company, in exchange for $100,000 in cash and a Promissory Note (the “Promissory Note”) for $1,400,000 issued by the Investor which matures on April 8, 2012. The Promissory Note contains a prepayment provision which requires the Investor to make prepayments of interest and principal of $250,000 monthly upon satisfaction of certain conditions. One of the conditions to prepayment is that Company’s shares issued pursuant to the conversion rights under Note must be freely tradable under Rule 144 of the Securities Act of 1933.  Pursuant to the terms of the Note, the Investor shall have the right from time to time, and at any time on or prior to maturity to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of the Company’s Common Stock, $.001 par value per share.  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the amount of principal and accrued interest to be converted (“Conversion Amount”) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”).  The Conversion Price shall be equal to the lesser of: (i)$0.50 or (ii) the average closing bid price of the Common Stock (as reported by Bloomberg L.P.) on the OTC Bulletin Board for the twenty (20) trading days (the “Volume Weighted Average Price”) prior to the date of the Conversion Notice (the “Conversion Date”) multiplied by .75.

If the Investor elects to convert a portion of the Note and, on the day that the election is made, the Volume Weighted Average Price per share of the Company’s Common Stock is below $0.04, the Company shall have the right to prepay that portion of the Note that Investor elected to convert, plus any accrued and unpaid interest, at 125% of such amount. In the event that the Company elects to prepay that portion of the Note, Investor shall have the right to withdraw its Conversion Notice.

Finally, in the event that the Company obtains a commitment for any other financing (either debt, equity, or a combination thereof) which is to close during the term of the Note, Investor shall be entitled to a right of first refusal to enable it to, at Investor’s option, either: (i) match the terms of the other financing, or (ii) add additional principal to this Debenture, in the amount of such other financing, on the same terms and conditions as this Debenture.

Pursuant to the terms of the Securities Purchase Agreement, the Investor does not have any registration rights.

Other than their relationship as a result of the Securities Purchase Agreement, there is no material relationship between the Company and the Investor.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION

See Item 1.01 of this Current Report.

ITEM 3.02UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 of this Current Report.

Upon closing of the above-referenced transactions, we believe that the offer and sale of these securities will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the Securities and Exchange Commission and from various similar state exemptions.  In connection with the sale of these securities, the Company relied on the Investors’ written representations that it was either an “accredited investor” as defined in Rule 501(a) of the Securities and Exchange Commission or a “qualified institutional buyer” as defined in Rule 144A(a).   In addition, neither the Company nor anyone acting on its behalf offered or sold these securities by any form of general solicitation or general advertising.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a) Financial Statements of Business Acquired.

N/A

(b) Pro Forma Financial Information.

N/A

(c) Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement

10.2	Form of Convertible Debenture

10.3	Form of Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEGA MEDIA GROUP, INC.

Date: April 22, 2008	By:	/s/ Alex Shvarts
	Name:	Alex Shvarts
	Title:	Chief Executive Officer.